Exhibit 1.1

SunCoke Energy Partners, L.P.

$75,000,000 of Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

August 5, 2014

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC (the “Manager”) as follows:

1. Description of Units.

The Partnership proposes to issue and sell through or to the Manager, acting as agent and/or principal, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate gross sales price of up to $75,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal it will enter into a separate written agreement, in form and substance satisfactory to the Partnership and the Manager, containing the terms and conditions of such sale with the Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-194213), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Partnership will furnish to the Manager, for use by the Manager, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Units. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

SunCoke Energy Partners GP LLC, a Delaware limited liability company (the “General Partner”) is the general partner of the Partnership, and owns a 2% general partner interest in the Partnership. The Partnership’s activities are conducted through the following subsidiaries (collectively called the “Operating Subsidiaries”):

(a)	Haverhill Coke Company LLC, a Delaware limited liability company and a direct subsidiary of the Partnership (“Haverhill Operating Company”); the Partnership owns 98% of the outstanding limited liability company interests of Haverhill Operating Company and Haverhill Operating Company owns 100% of the limited liability company interests of Haverhill Cogeneration Company LLC, a Delaware limited liability company (“Haverhill Cogeneration Company”);

(b)	Middletown Coke Company, LLC, a Delaware limited liability company and a direct subsidiary of the Partnership (“Middletown Operating Company”); the Partnership owns 98% of the outstanding limited liability company interests of Middletown Operating Company and Middletown Operating Company owns 100% of the limited liability company interests of Middletown Cogeneration Company LLC, a Delaware limited liability company (“Middletown Cogeneration Company”);

(c)	SunCoke Logistics LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership(“SunCoke Logistics”), which owns 100% of the limited liability company interests of each of:

(1)	SunCoke Lake Terminal LLC, a Delaware limited liability company (“SunCoke Lake Terminal”); and

(2)	Kanawha River Terminals LLC, a Florida limited liability company (“Kanawha River”) that owns 100% of the capital stock of Marigold Dock, Inc., an Alabama corporation (“Marigold Dock”) and 100% of the limited liability interests of Ceredo Liquid Terminal, LLC, a Florida limited liability company (“Ceredo”).

The Partnership and the General Partner are collectively called the “Partnership Parties.” The Partnership Parties and the Operating Subsidiaries are collectively called the “SunCoke Entities.” The Partnership, the General Partner, SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.”), and the Operating Subsidiaries are collectively called the “Partnership Entities.”

2. Representations and Warranties.

The Partnership Parties represent and warrant to the Manager as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agree with the Manager, as follows:

(a) Eligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on any applicable Settlement Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(b) Compliance as to Form. The Registration Statement conformed and will conform in all material respects on the Effective Date, on any Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with the requirements of Rule 415 under the Act (including, without limitation and if relevant, Rule 415(a)(5)). The Prospectus will conform, at any Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common Units, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Settlement Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, at the time such document was filed with the Commission or at the time such document became effective, as applicable, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Manager specifically for inclusion therein, it being understood and agreed that the only information furnished by or on behalf of the Manager consists solely of the information described on Exhibit F hereto (the “Agent Information”). The Prospectus will not, as of its date or as of any Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with the Agent Information. The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Material Misstatements in Any Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus listed in Exhibit E hereto, as of any Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with the Agent Information. The information included in each Issuer Free Writing Prospectus listed in Exhibit E hereto does not conflict with the information contained in the Registration Statement or the Prospectus Supplement or to be contained in the Prospectus

(e) Issuer Free Writing Prospectus Compliance as to Form. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Manager. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder

(f) Sale of Securities. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Common Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the base prospectus filed as part of the Registration Statement, as amended and supplemented, and the Issuer Free Writing

Prospectus, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Issuer Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Issuer Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Manager, of any Issuer Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Manager is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act.

(g) Due Organization. Each of the Partnership Entities has been duly organized, is validly existing and in good standing as a limited partnership, limited liability company or corporation under the laws of its jurisdiction of organization as set forth on Exhibit B. Each of the Partnership Entities is duly qualified to do business and in good standing as a foreign limited partnership, limited liability company or corporation in each jurisdiction (as set forth on Exhibit B) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, (i) reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, partners’, members’ or stockholders’ equity, as applicable, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”); (ii) materially impair the ability of any of the Partnership Parties to consummate the offering of the Units or any other transactions provided for in this Agreement; or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all power and authority necessary to enter into and perform its obligations under its respective limited partnership agreement, limited liability company agreement, charter, bylaws or other organizational document, as applicable (each an “Organizational Document”), and to own or hold its properties and to conduct the businesses in which it is engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Exhibit B hereto.

(h) General Partner Authority. The General Partner has, and at any Settlement Date will have, full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and the Prospectus.

(i) General Partner. The General Partner is, and at any Settlement Date will be, the sole general partner of the Partnership by virtue of a 2% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 24, 2013 (the “A&R Partnership Agreement”); and the General Partner owns such GP Interest free and clear of all liens, except for liens described in the Registration Statement and the Prospectus.

(j) Incentive Distribution Rights. As of the date hereof, the General Partner owns, and will own at any Settlement Date, all of the Incentive Distribution Rights (as defined in the A&R Partnership Agreement (as defined herein)); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the A&R Partnership Agreement and will be fully paid (to the extent required under the A&R Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all liens except for liens described in the Registration Statement and the Prospectus.

(k) Capitalization. As of August 1, 2014, the Partnership had 21,629,540 Common Units (not including the Units) and 15,709,697 Subordinated Units issued and outstanding. All such Common Units and Subordinated Units have been duly authorized and validly issued in accordance with the A&R Partnership Agreement and fully paid (to the extent required under the A&R Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware LP Act).

(l) Authorization of Units. The Units to be issued and sold by the Partnership pursuant to this Agreement have been duly authorized in accordance with the A&R Partnership Agreement and, when issued and delivered to and paid for in accordance with this Agreement and the A&R Partnership Agreement, will be validly issued in accordance with the A&R Partnership Agreement, fully paid (to the extent required in the A&R Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); and the Units, when issued and delivered against payment therefor in accordance with this Agreement and the A&R Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus. The Units have been listed on the Exchange.

(m) Subsidiaries. As of the date hereof, other than the Partnership’s ownership, directly or indirectly, of (i) 98% of the limited liability company interests in each of Haverhill Operating Company and Middletown Operating Company, (ii) 100% of the limited liability company interests in each of Haverhill Cogeneration Company and Middletown Cogeneration Company, (iii) 100% of the common stock of SunCoke Energy Partners Finance Corp., (iv) 100% of the limited liability company interests of SunCoke Logistics and (v) 100% of the limited liability company interests or common stock, as applicable, of each of SunCoke Lake Terminal, Kanawha River, Marigold Dock and Ceredo, the Partnership does not own, as of the date hereof, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity

(n) Preemptive Rights. Except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, there are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Document of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to (i) any rights for or relating to the registration of any Common Units or other securities of the Partnership or (ii) any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.

(o) Authority. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the A&R Partnership Agreement, the Registration Statement and the most recent Prospectus Supplement. At any Settlement Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(p) Authorization of the Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

(q) Authorization and Enforceability of Other Agreements. The Organizational Documents of each of the Partnership Entities have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their respective terms; provided, however, that, with respect to each such agreement, the enforceability thereof may be limited by: (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(r) No Violations. Except as described in the Registration Statement and the Prospectus, the issue and sale of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus will not (i) result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the SunCoke Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any SunCoke Entity is a party or by which any SunCoke Entity is bound or to which any of the Partnership or assets of the SunCoke Entities are subject; (ii) result in any violation of the provisions of the Organizational Documents; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties or assets.

(s) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the SunCoke Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus; (ii) the execution, delivery and performance of this Agreement by the Partnership Parties and the consummation of the transactions hereby contemplated; or (iii) the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in the Prospectus, except (A) for registration of the Units under the Securities Act and Consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units in the manner contemplated herein and described in the Registration Statement and Prospectus; (B) for such Consents that have been, or prior to each Settlement Date will be, obtained or made; (C) for such consents that, if not obtained, have not and would not materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement; and (D) as described in the Registration Statement and the Prospectus.

(t) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission’s rules and guidelines applicable thereto. The other financial information of the Partnership, including non-GAAP financial measures contained in or incorporated by reference in the Prospectus has been derived from the accounting records of the Partnership, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the Prospectus.

(u) Independent Registered Public Accounting Firm. Ernst & Young LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and its predecessor for accounting purposes, whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 6(h) hereof, are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board.

(v) Internal Control Over Financial Reporting. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Partnership for accounting purposes in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (iii) access to the assets of the Partnership for accounting purposes is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the assets of the Partnership for accounting purposes is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership reviewed or audited by Ernst & Young LLP, there were no material weaknesses in the internal controls of any Partnership Entity. Since the date of the most recent balance sheet of the Partnership reviewed or audited by Ernst & Young LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls; and (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(w) Disclosure Controls and Procedures. The Partnership Parties maintain disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (A) are designed to ensure that information required to be disclosed by the Partnership, in the reports it files or submits under the Exchange Act, is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made; and (B) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(x) Compliance with Sarbanes-Oxley. The Partnership and the General Partner’s directors or officers, in their capacities as such, are each in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(y) No Material Adverse Change. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, no Partnership Entity has: (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) issued or granted any securities; (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (iv) entered into any transaction not in the ordinary course of business; or (v) made any distribution, and since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, as applicable, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Title to Properties. Each of the Partnership Entities has good and marketable title to all real property, and good title to all personal property, in each case owned by it, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement and the Prospectus, or such as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement or Prospectus. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as would not have a Material Adverse Effect.

(aa) Permits, Etc. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such Permits that, if not obtained, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Partnership and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of the Permits, or would result in any other impairment of the rights of the holder or any such Permits, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect, or except as described in the Prospectus. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(bb) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(cc) No Legal Actions or Proceedings. Except as described in the Prospectus and the Registration Statement, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of the Partnership Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to: (A) have a material adverse effect on the performance of this Agreement; or (B) prevent or result in the suspension of the offering and issuance of the Units, in either case, to the best of the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(dd) Adequate Disclosure and Descriptions. There are no contracts or other documents required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement, which are not described and filed as required by the Securities Act. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof. The statements made in the Prospectus under the captions “Description of the Common Units,” and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, descriptions of the Common Units, Subordinated Units and Incentive Distribution Rights constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ee) Insurance. The Partnership Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; the Partnership Entities are in compliance with the terms of such policies in all material respects, and neither the Partnership nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement and the Prospectus.

(ff) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, equity holders, customers or suppliers of any of the Partnership Entities, on the other hand, that is required to be described in the Prospectus which is not so described.

(gg) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Entities, is imminent that would reasonably be expected to have a Material Adverse Effect.

(hh) No Default. No Partnership Entity is (i) in violation of its Organizational Agreements; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of it properties or assets are subject; or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Environmental Compliance. (i) The Partnership Entities (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, permits, decrees and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), and all past noncompliance with Environmental Laws has been settled and resolved without future obligation, (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received written notice and otherwise do not have knowledge of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Partnership Entities, except, in the case of each of (i) and (ii) above, as described in the Registration Statement and the Prospectus or for any such failure to comply, or failure to receive required permits, licenses or approvals, notices of liability or cost or liability, as, individually or in the aggregate, would not have a Material Adverse Effect; and (iii) except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending against any of the Partnership Entities under any Environmental Laws, other than such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect, and (y) the Partnership Entities are not aware of any issues regarding compliance with Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(jj) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has in all material respects been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no material “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code), has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA,(A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that could reasonably be expected to result in any material loss; (B) no material “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur; and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter, or its equivalent, from the Internal Revenue Service and nothing since the receipt of such letter has occurred that could reasonably be expected to result in a loss of the Plan’s qualified status, and the period for applying for a determination letter has not lapsed.

(kk) Tax Returns. (i) Each of the Partnership Entities that is required to do so has filed (or has obtained extensions with respect to) all federal income tax returns and all other federal, state, local and foreign tax returns required to be filed prior to the date hereof, (ii) the Partnership Entities have paid all federal, state, local and foreign taxes shown as due on such tax return and required to be paid prior to the date hereof; and (iii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Partnership Entities or any of their respective properties or assets, in each of cases (i), (ii) and (iii), except as, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(ll) Statistical Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(mm) Investment Company. Neither the Partnership nor any of its subsidiaries is, and after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder; or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(nn) No Registration Rights. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Partnership Entities and any person granting such person the right to require the Partnership Entities to file a registration statement under the Securities Act with respect to any securities of the Partnership Entities owned or to be owned by such person or to require the Partnership Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership Entities under the Securities Act.

(oo) Brokers. Except as described in the Registration Statement and the Prospectus, none of the SunCoke Entities are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim for any brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(pp) Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(qq) Compliance With Employment Laws. Except as described in the Prospectus, none of the Partnership Entities are in violation of or have received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(rr) NYSE Compliance. The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Common Units on the NYSE and the Partnership has not received any notice from the NYSE regarding the delisting of the Common Units from the NYSE.

(ss) No Distribution of Offering Material. None of the Partnership Entities has distributed any offering material in connection with the offering and sale of the Units other than the Registration Statement and the Prospectus.

(tt) FCPA. None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(uu) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(vv) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww) Restrictions on Distributions. None of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distributions on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for any prohibitions arising under or in connection with the Credit Agreement among the Partnership, Haverhill Operating Company, Haverhill Cogeneration Company, Middletown Operating Company, Middletown Cogeneration Company and the lenders party thereto, dated as of January 24, 2013 (as amended, the “Credit Agreement”), the Indenture dated as of January 24, 2013 (as amended and supplemented to date, the “Indenture”), or as otherwise described in the Registration Statement and the Prospectus.

(xx) Emerging Growth Company. From the time of initial filing of the Registration Statement with the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(yy) Actively Traded Security. The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(zz) Proprietary Trading by the Manager. The Partnership acknowledges and agrees that the Manager has informed the Partnership that it may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Units for its own account while this Agreement is in effect, and shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise agreed by the Manager in a Terms Agreement; provided, that no such purchase or sales by a Manager shall take place while a Terms Agreement is in effect with respect to the Manager (except (i) as agreed by the Manager in the Terms Agreement or (ii) to the extent the Manager may engage in sales of Units purchased or deemed purchased from the Partnership as a “riskless principal” or in a similar capacity).

(aaa) FINRA Matters. To the knowledge of the Partnership, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Partnership Entities has any association with any FINRA member.

Any certificate signed by any officer of the General Partner and delivered to the Manager or counsel for the Manager in connection with the offering of the Units shall be deemed a representation and warranty by the SunCoke Entities, as to matters covered thereby, to the Manager.

3. Sale and Delivery to the Manager; Settlement.

(a) Sale of Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Manager, acting as a sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as agent for the Partnership, the Units on the following terms:

(1) The Units are to be sold by the Manager on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Manager) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of the Manager on Exhibit A hereto (which may be updated from time to time by a certificate from the Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6. of this Agreement. The Partnership will designate the maximum number of Units to be sold and the minimum price per Unit at which such Units may be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement). Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(2) The Partnership acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Section 3 and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Partnership in writing pursuant to a Terms Agreement.

(3) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. The Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which the Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n)–(p), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date.

(4) Subject to the terms of a Terms Agreement, the Manager may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue. Subject to the terms of a Terms Agreement, the Manager may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(5) The compensation to the Manager for sales of the Units with respect to which the Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Partnership may sell Units to the Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(6) The Manager, acting as sales agent hereunder, shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which the Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds, the compensation payable by the Partnership to the Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Partnership.

(b) Settlement of Units. Settlement for sales of Units pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Units sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager acting as sales agent at which such Units were sold, after deduction for (i) the Manager’s compensation for such sales payable by the Partnership pursuant to Section 3(a)(5) hereof, (ii) any other amounts due and payable by the Partnership to the Manager hereunder pursuant to Section 5 hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Units. On each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the applicable Manager’s or its designee’s account (provided the Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and the Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC. On each Settlement Date, the applicable Manager will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, the Partnership agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to the Manager any commission to which it would otherwise have been entitled absent such default. If the Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(d) Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Units, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Manager in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Partnership and notified to the Manager in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $75,000,000.

(e) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct the Manager to offer or sell, any Units through the Manager as agent (and, by notice to the Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and the Manager shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f) If the Partnership wishes to offer or sell Units to the Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to the Manager (with a copy to counsel to the Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, (ii)

provide the Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n)-(p) hereof, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n)-(p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4. Covenants of the Partnership.

The Partnership covenants with the Manager as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Units is required to be delivered by the Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Partnership will notify the Manager promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to the Manager within a reasonable period of time before the filing and the Manager has not reasonably objected in writing thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of the Manager to make such written objection shall not relieve the Partnership of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to the Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Partnership will advise the Manager, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units. The Partnership will use its reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c) Delivery of Registration Statement and Prospectus. The Partnership will furnish to the Manager and its counsel (at the expense of the Partnership) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Units is required to be delivered under the Securities Act (including, if requested, all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Manager may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Partnership will promptly notify the applicable Manager to suspend the offering of Units during such period and the Partnership will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request.

(e) Blue Sky and Other Qualifications. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, will maintain such qualifications in effect so long as required for the distribution of the

Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f) Rule 158. The Partnership will make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Manager the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Units is required to be delivered by the Manager under the Securities Act with respect to a pending sale of the Units (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i) Reporting Requirements. The Partnership, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j) Notice of Other Sales. The Partnership will not, without (i) giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Manager suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Manager in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through the Manager pursuant to this Agreement, or (y) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Units upon vesting thereof.

(k) Change of Circumstances. The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct the Manager to sell Units under this Agreement or sell Units, advise the Manager promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Manager pursuant to this Agreement.

(l) Due Diligence Cooperation. The Partnership will cooperate with any reasonable due diligence review conducted by the Manager or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Manager may reasonably request.

(m) Disclosure of Sales. The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Manager, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Manager with respect to such Units.

(n) Representation Dates; Certificate. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and:

(1) each time the Partnership:

(i) files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(ii) files an annual report on Form 10-K under the Exchange Act; or

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing a material amendment of the financial statements (other than an earnings release or to “furnish” information pursuant to Items 2.02 and 7.01 of Form 8-K) under the Exchange Act and only upon the reasonable request of the Manager;

(2) at any time the Units are delivered to the Manager as principal pursuant to a Terms Agreement; and

(3) at any other time reasonably requested by the Manager (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Partnership shall furnish the Manager with a certificate, in the form attached hereto as Exhibit D within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to the Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the

Partnership delivers an instruction to the Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its annual report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Manager with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or the Manager sells any Units, the Partnership shall provide the Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of such instruction.

(o) Legal Opinion of Partnership Counsel. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause to be furnished to the Manager a written opinion of Vinson & Elkins, LLP (“Partnership Counsel”), or other counsel satisfactory to the Manager, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Comfort Letter. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause Ernst & Young LLP (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Manager a letter or letters (the “Comfort Letters”) with respect to each of the Partnership and the Operating Subsidiaries, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Manager, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Opinion of Counsel for the Managers. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Manager shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel for the Manager, dated such date, with respect to such matters as the Manager may reasonably request.

(r) Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Manager; provided, however, that the Partnership may bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(s) No Offer to Sell. The Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Manager as principal or agent hereunder.

(t) Sarbanes-Oxley Act. The Partnership will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(u) Regulation M. If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Manager and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(v) Opinion of Helmsing, Leach, Herlong, Newman & Rouse, P.C. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause to be furnished to the Manager a written opinion of Helmsing, Leach, Herlong, Newman & Rouse, P.C. (“Alabama Counsel”), or other counsel satisfactory to the Manager, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(v) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(w) Opinion of Shutts & Bowen LLP. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause to be furnished to the Manager a written opinion of Shutts & Bowen LLP (“Florida Counsel”), or other counsel satisfactory to the Manager, in form and substance satisfactory to the

Manager and its counsel, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(w) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(x) Opinion of General Counsel. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, Denise R. Cade, or any other officer of the General Partner satisfactory to the Manager, shall cause to be furnished to the Manager her written opinion, as general counsel to the General Partner, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, such individual may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(x) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

5. Payment of Expenses.

The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under the Units or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of counsel for the Manager (which, unless consented to by the Partnership, shall be one outside counsel, such consent not to be unreasonably withheld) in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. Except as otherwise provided in this Section 5, the Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of the Manager’s Obligations.

The obligations of the Manager hereunder with respect to a sale of Units will be subject to the continuing accuracy and completeness of the representations and warranties of the Partnership contained in this Agreement or in certificates of any officer of the Partnership Entities delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to the Manager pursuant to Section 3(a).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any material adverse change in the general affairs, condition (financial or other), business, assets or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d) Opinion of Counsel for Partnership. The Manager shall have received the favorable opinion of Partnership Counsel, required to be delivered pursuant to Section 4(o).

(e) Opinion of Alabama Counsel. The Manager shall have received the favorable opinion of Alabama Counsel, required to be delivered pursuant to Section 4(v).

(f) Opinion of Florida Counsel. The Manager shall have received the favorable opinion of Florida Counsel, required to be delivered pursuant to Section 4(w).

(g) Representation Certificate. The Manager shall have received the certificate required to be delivered pursuant to Section 4(n).

(h) Accountant’s Comfort Letters. The Manager shall have received the Comfort Letters required to be delivered pursuant Section 4(p).

(i) General Counsel Opinion. Denise R. Cade, or any other Officer of the General Partner acceptable to the Manager, shall have furnished to the Manager a written opinion pursuant to Section 4(x).

(j) Approval for Listing. The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to the Manager to sell Units pursuant to Section 3(a).

(k) No Objection. Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) No Suspension. Trading in the Units shall not have been suspended on the NYSE.

(m) Additional Documents. On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Manager shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(n) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7. Indemnification and Contribution.

(a) The Partnership Parties agree to indemnify and hold harmless the Manager, its affiliates, directors, officers, employees and agents, and each person who controls the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus, any Non-Prospectus Road Show or any Issuer Free Writing Prospectus, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Manager specifically for inclusion therein, it being understood and agreed that the only information furnished by or on behalf of the Manager consists of the Agent Information. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) The Manager agrees to indemnify and hold harmless the Partnership Parties, their directors, each of their officers, and each person who controls either Partnership Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity to the Manager, but only with reference to the Agent Information furnished to the Partnership Parties by or on behalf of the Manager specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only information furnished by or on behalf of the Manager consists of the Agent Information. This indemnity agreement will be in addition to any liability which the Manager may otherwise have. The Partnership Parties acknowledge that the Agent Information in the Prospectus constitutes the only information furnished in writing by or on behalf of the Manager for inclusion in the Prospectus or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Manager, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Manager on the other from the offering of the Units; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by the Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total discounts and commissions received by the relevant Manager, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the relevant Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount of the discounts and commissions received by the Manager under this Agreement. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls either Partnership Party within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership Parties and each director of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Manager or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to the Manager.

9. Termination of Agreement.

(a) Termination by the Partnership. The Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to the Manager in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through the Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b) Termination by the Manager. The Manager shall have the right, by giving notice as hereinafter specified to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through the Manager for the Partnership, the obligations of the Manager, including in respect of the payment of net proceeds of such sale to the Partnership shall remain in full force and effect notwithstanding the termination.

(c) Automatic Termination. Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Manager on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such Units shall settle in accordance with the provisions of this Agreement.

(f) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 17 hereof shall survive such termination and remain in full force and effect.

10. Notices. Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed or delivered to SunCoke Energy Partners, L.P., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, Attention: Vice President, Business Development and Treasurer; or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918).

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Venue. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Incorporated Document” means any document incorporated by reference, or deemed to be incorporated by reference in the Registration Statement, the Prospectus, the Prospectus Supplement or any Issuer Free Writing Prospectus.

“Investment Company Act” means the Investment Company Act of 1940, as amended.”

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“NYSE” means the New York Stock Exchange.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Units under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by the Manager outside of the United States.

17. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership and the Manager.

Very truly yours,

SunCoke Energy Partners, L.P.

By:	SunCoke Energy Partners GP LLC, its general partner

	By:	/s/ Mark E. Newman
		Name:	Mark E. Newman
		Title:	Senior Vice President and
Chief Financial officer

SunCoke Energy Partners GP LLC

	By:	/s/ Mark E. Newman
		Name:	Mark E. Newman
		Title:	Senior Vice President and
Chief Financial officer

Accepted as of the date first written above:

Wells Fargo Securities, LLC

By:	/s/ Gregory M. Ogborn
Name: Gregory M. Ogborn
Title: Vice President

EXHIBIT A

AUTHORIZED INDIVIDUALS

Wells Fargo Securities, LLC

1.	Jennifer Lynch

2.	William O’Connell

3.	Josie Callanan

4.	Brian Reale

5.	Craig Stampone

6.	Greg Ogborn

7.	Thomas DeLoache

8.	Jeffy Joseph

9.	William Pawlowsky

SunCoke Energy Partners, L.P.

1.	Frederick A. Henderson

2.	Mark E. Newman

A-1

EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

Entity Name	Jurisdiction of Organization	Other Jurisdictions of Registration/ Qualification	Ownership
Haverhill Coke Company LLC	Delaware	Ohio	98% owned by SunCoke Energy Partners, L.P. 2% owned by Sun Coal & Coke LLC

Haverhill Cogeneration Company LLC	Delaware	Ohio	100% owned by Haverhill Coke Company LLC

Middletown Coke Company, LLC	Delaware	Ohio	98% owned by SunCoke Energy Partners, L.P. 2% owned by Sun Coal & Coke LLC

Middletown Cogeneration Company LLC	Delaware	Ohio	100% owned by Middletown Coke Company, LLC

SunCoke Logistics LLC	Delaware	—	100% owned by SunCoke Energy Partners, L.P.

SunCoke Lake Terminal LLC	Delaware	Indiana	100% owned by SunCoke Logistics LLC

Kanawha River Terminals, LLC	Florida	Kentucky West Virginia	100% owned by SunCoke Logistics LLC

Marigold Dock, Inc.	Alabama	Kentucky	100% owned by Kanawha River Terminals, LLC

Ceredo Liquid Terminal LLC	Florida	West Virginia	100% owned by Kanawha River Terminals, LLC

B-1

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP COUNSEL

Based upon the foregoing, we are of the opinion that as of the date hereof and subject to the qualifications and limitations set forth below:

1. Each of the Partnership, the General Partner, Haverhill Operating Company, Middletown Operating Company, Haverhill Cogeneration Company and Middletown Cogeneration Company has been duly formed. Each of the SunCoke Entities (other than SunCoke Logistics, SunCoke Lake Terminal, Kanawha River, Marigold Dock and Ceredo) is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of Delaware.

2. Each of the Partnership, the General Partner, Haverhill Operating Company, Middletown Operating Company, Haverhill Cogeneration Company and Middletown Cogeneration Company has all limited partnership or limited liability company power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

3. Each of the Partnership, the General Partner, Haverhill Operating Company, Middletown Operating Company, Haverhill Cogeneration Company and Middletown Cogeneration Company is duly qualified as a foreign partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction as set forth on Schedule I hereto.

4. Sun Coal & Coke, as the sole member of the General Partner, directly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required by the General Partner Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act).

5. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 24, 2013 (the “A&R Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of August 1, 2014 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

6. As of the date hereof, the issued and outstanding limited partner interests in the Partnership consist of (A) the 15,709,697 Subordinated Units and the 4,904,752 Common Units issued to Sun Coal & Coke (together, the “Sponsor Units”), (B) 16,724,788 Common Units previously issued by the Partnership and (C) the Incentive Distribution Rights issued to the General Partner.

7. The Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the A&R Partnership Agreement and are fully paid (to the extent required by the A&R Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Sun Coal & Coke owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sun Coal & Coke or the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, each as of August 1, 2014 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.

8. Upon due action by an Authorized Partnership Representative pursuant to Section 3(a)(1) of the Equity Distribution Agreement and by Frederick A. Henderson, Chairman and Chief Executive Officer of the General Partner, and Mark E. Newman, Senior Vice President and Chief Financial Officer of the General Partner, in accordance with the Resolutions, the Units to be issued and sold by the Partnership pursuant to the Equity Distribution Agreement and the limited partner interests represented thereby will have been duly authorized in accordance with the A&R Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms of the Equity Distribution Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and except as described in the Prospectus or by the A&R Partnership Agreement).

9. The Partnership directly owns 98% of the issued and outstanding membership interests in Haverhill Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of Haverhill Operating Company (the “Haverhill Operating Company Agreement”) and are fully paid (to the extent required by the Haverhill Operating Company Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of August 1, 2014 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

10. The Partnership directly owns 98% of the issued and outstanding membership interests in Middletown Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of Middletown Operating Company (the “Middletown Operating Company Agreement”) and are fully paid (to the extent required by the Middletown Operating Company Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of August 1, 2014 or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware LLC Act.

11. Haverhill Operating Company directly owns 100% of the issued and outstanding membership interests in Haverhill Cogeneration Company; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of Haverhill Cogeneration Company (the “Haverhill Cogeneration Company LLC Agreement”) and are fully paid (to the extent required by the Haverhill Cogeneration Company Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Haverhill Operating Company owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Haverhill Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of August 1, 2014 or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware LLC Act.

12. Middletown Operating Company directly owns 100% of the issued and outstanding membership interests in Middletown Cogeneration Company; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of Middletown Cogeneration Company (the “Middletown Cogeneration Company LLC Agreement”) and are fully paid (to the extent required by the Middletown Cogeneration Company LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Middletown Operating Company owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Middletown Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of August 1, 2014 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

13. To our knowledge, other than as described in the Registration Statement or provided for in the A&R Partnership Agreement, there are no contracts or other agreements between any of the SunCoke Entities and any person granting such person the right to have any securities registered pursuant to the Registration Statement.

14. The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement, the A&R Partnership Agreement, the Resolutions, the Registration Statement and Prospectus.

15. The Equity Distribution Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

16. The Registration Statement was declared effective on April 8, 2014; to our knowledge, based solely on a review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on August 5, 2014 no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and the filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

17. The Registration Statement at the Effective Date and the Prospectus, as of its date (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion), appear on their face to comply as to form in all material respects with the applicable form requirements for registration statements on Form S-3 of the Securities Act and the rules and regulations of the Commission thereunder.

18. The statements in the Registration Statement and the Prospectus under “Our Cash Distribution Policy,” “Description of the Common Units,” “The Partnership Agreement,” and “Conflicts of Interest and Fiduciary Duties,” and “Investment in the Partnership by Employee Benefit Plans,” to the extent that they constitute summaries of matters of law or legal conclusions, or summaries of any agreement filed as an exhibit to the Registration Statement, have been reviewed by us and are accurate in all material respects.

19. Our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Manager may rely upon such opinion as if it were addressed to them.

20. No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or Delaware or New York court or governmental agency or body having jurisdiction over any of the Partnership, the General Partner, Haverhill Operating Company, Middletown Operating Company, Haverhill Cogeneration Company and Middletown Cogeneration Company or any of their properties or under the Delaware LLC Act, the Delaware LP Act or U.S. federal law is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Equity Distribution Agreement by the Partnership, or the consummation of the transactions contemplated thereby, except (i) as may be required under the Exchange Act, FINRA rules or state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Manager (as to which we express no opinion), or (ii) such that have been obtained or made, (iii) such as may be required to perfect the security interests contemplated by the Credit Agreement, and (iv) such that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have either a Material Adverse Effect or a material adverse effect on the ability of Sun Coal & Coke, the Partnership, the General Partner, Haverhill Operating Company, Middletown Operating Company, Haverhill Cogeneration Company and Middletown Cogeneration Company to consummate the transactions contemplated by the Equity Distribution Agreement.

21. As of the date hereof, none of (i) the execution, delivery and performance of the Equity Distribution Agreement, (ii) the offer and sale of the Units by the Partnership pursuant to the Equity Distribution Agreement (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in the Prospectus under the caption “Use of Proceeds”):

(a) constituted, constitutes or will constitute a violation of the Organizational Documents of any of Sun Coal & Coke, the Partnership, the General Partner, Haverhill Operating Company, Middletown Operating Company, Haverhill Cogeneration Company and Middletown Cogeneration Company;

(b) constituted, constitutes or will constitute a breach of or a default under any of the agreements of Sun Coal & Coke, the Partnership, the General Partner, Haverhill Operating Company, Middletown Operating Company, Haverhill Cogeneration Company and Middletown Cogeneration Company that were identified to us by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule II of the opinion;

(c) resulted, results or will result in the violation of the Delaware LLC Act, the Delaware LP Act, the Delaware General Corporation Law or applicable U.S. federal law or any order, judgment, decree or injunction known to us of any U.S. federal or Delaware court or governmental agency or body having jurisdiction over the SunCoke Entities or any of their properties in a proceeding in which any of them or their respective property is a party;

except in the cases of clauses (b) and (c) for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected (i) to have a Material Adverse Effect or (ii) to have a material adverse effect on the ability of the SunCoke Entities (other than SunCoke Logistics, SunCoke Lake Terminal, Kanawha River, Marigold Dock and Ceredo) to consummate the transactions contemplated by the Equity Distribution Agreement, it being understood that we do not express an opinion in clause (c) of this paragraph 21 with respect to any securities or other anti-fraud laws.

22. The Partnership is not required, and after giving effect to the sale of the Units as contemplated in the Equity Distribution Agreement and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will not be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, we have reviewed the Registration Statement and the Prospectus and have participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership and representatives of the Manager, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in paragraphs 18 and 19), based on the foregoing, no facts have come to our attention that lead us to believe that: (i) the Registration Statement, at the time such Registration Statement became effective on April 8, 2014, (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial, accounting and related statistical data included or incorporated by reference therein, as to which we do not comment), as of the most recent

Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that we express no comment with respect to representations and warranties and other statements of fact included in exhibits to the Registration Statement, or (ii) the Prospectus (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial, accounting and related statistical data included or incorporated by reference therein, as to which we do not comment), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT D

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected Senior Vice President and Chief Financial Officer, of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P. (the “Partnership”), a Delaware limited partnership, does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement dated August 5, 2014 (the “Agreement”) between the Partnership and Wells Fargo Securities, LLC, that, to the knowledge of the undersigned:

(i) The representations and warranties of the Partnership Parties in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Partnership Parties have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Manager).

IN WITNESS WHEREOF, the undersigned has executed this Officer Certificate as of the date first written above.

Mark E. Newman
Senior Vice President and
Chief Financial Officer
SunCoke Energy Partners GP LLC

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EXHIBIT E

ISSUER FREE WRITING PROSPECTUSES

None

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EXHIBIT F

AGENT INFORMATION

None

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